EXHIBIT 99.1

GrafTech Reports Second Quarter 2022 Results

Strong Execution in a Challenging Operating Environment Leads to Solid Results

BROOKLYN HEIGHTS, Ohio - August 5, 2022 - GrafTech International Ltd. (NYSE: EAF) ("GrafTech" or the "Company") today announced financial results for the quarter and six months ended June 30, 2022.
Second Quarter 2022 Highlights
•Net income of $115 million
•Earnings per share and adjusted earnings per share(1)(2) of $0.44
•Adjusted EBITDA(1) of $158 million, for a 44% adjusted EBITDA margin(3)
•Sales volume of 42 thousand metric tons ("MT"), a decrease of 1% compared to the second quarter of 2021
•Production volume of 44 thousand MT, an increase of 1% compared to the second quarter of 2021
•Cash flow from operating activities of $60 million
•Strengthened the balance sheet further by reducing debt by $40 million, for a total debt repayment of $110 million in the first half of 2022
•Repurchased an aggregate of $30 million of our common stock, for a total of $60 million repurchased in the first half of 2022
CEO Comments
"We are pleased to have delivered solid results in the second quarter despite the challenges brought on by geopolitical conflict and economic uncertainty," said Marcel Kessler, Chief Executive Officer and President. “Our ability to sustain key operating and financial metrics, including sales volume, production volume and adjusted EBITDA, comparable to prior year levels is a testament to our operational execution and competitive advantages. Consistent with our expectations, non-LTA pricing for our graphite electrodes significantly increased compared to the second quarter of the prior year, resulting in year-over-year net sales growth for the quarter."
"I am very excited to have joined GrafTech at this important time and I am honored to have the opportunity to lead the Company through its next phase of evolution," said Mr. Kessler. "With an industry-leading position in supplying high-quality graphite electrodes to the growing electric arc furnace industry, supported by sustainable competitive advantages, an improved balance sheet and a talented team, I am confident in our ability to execute our strategy and deliver shareholder value over the long term."

EXHIBIT 99.1
Second Quarter 2022 Financial Performance

(dollars in thousands, except per share amounts)				For the Six Months Ended June 30,

	Q2 2022	Q1 2022	Q2 2021	2022	2021
Net sales	$363,646	$366,245	$330,750	$729,891	$635,147
Net income	$114,997	$124,183	$28,165	$239,180	$126,964
Earnings per share (EPS)(2)	$0.44	$0.47	$0.11	$0.92	$0.47
Cash flow from operating activities	$60,123	$146,316	$86,330	$206,439	$208,755

Adjusted net income(1)	$115,102	$125,920	$114,487	$241,022	$214,367
Adjusted EPS(1)(2)	$0.44	$0.48	$0.43	$0.92	$0.80
Adjusted EBITDA(1)	$158,196	$169,600	$159,903	$327,796	$314,948
Adjusted free cash flow(4)	$47,630	$129,904	$135,907	$177,534	$244,158

Net sales for the second quarter of 2022 were $364 million, an increase of 10% compared to $331 million in the second quarter of 2021, reflecting improved pricing on volume derived from short-term agreements and spot sales ("non-LTA"). This was partially offset by a shift in the mix of our business to non-LTA volume from volume derived from our take-or-pay agreements that had initial terms of three-to-five years ("LTA").
Net income for the second quarter of 2022 was $115 million, or $0.44 per share, compared to $28 million, or $0.11 per share, in the second quarter of 2021. Results for the second quarter of 2021 included pre-tax Change in Control (as defined below) charges of $88 million as a result of the ownership of our largest stockholder, Brookfield Asset Management Inc. and its affiliates ("Brookfield"), moving below 30% of our total shares outstanding.
Adjusted EBITDA(1) was $158 million in the second quarter of 2022, compared to $160 million in the second quarter of 2021, and the adjusted EBITDA margin(3) was 44%.
In the second quarter of 2022, cash flow from operating activities was $60 million and adjusted free cash flow(4) was $48 million, with both measures decreasing compared to the same period in 2021 reflecting higher working capital, driven primarily by higher inventory. For the second quarter of 2022, 30% of adjusted EBITDA(1) was converted to adjusted free cash flow(5).

EXHIBIT 99.1
Operational and Commercial Update

Key operating metrics				For the Six Months Ended June 30,

(in thousands, except percentages)	Q2 2022	Q1 2022	Q2 2021	2022	2021
Sales volume (MT)(6)	42.3	43.3	42.8	85.6	79.8
Production volume (MT)(7)	43.9	46.1	43.5	90.0	79.5
Total production capacity (MT)(8)(9)	58.0	58.0	58.0	116.0	116.0
Total capacity utilization(9)(10)	76%	79%	75%	78%	69%
Production capacity excluding St. Marys (MT)(8)(11)	51.0	51.0	51.0	102.0	102.0
Capacity utilization excluding St. Marys(10)(11)	86%	90%	85%	88%	78%

GrafTech reported sales volume of 42 thousand MT in the second quarter of 2022, a decrease of 1% compared to the second quarter of 2021, consisting of 24 thousand MT of LTA volume and 18 thousand MT of non-LTA volume.
For the second quarter of 2022, the weighted-average realized price for our LTA volume was $9,600 per MT. For our non-LTA volume, the weighted-average realized price for graphite electrodes delivered and recognized in revenue in the second quarter of 2022 was $6,000 per MT, an increase of 46% compared to the second quarter of 2021 and consistent with the weighted-average non-LTA price for the first quarter of 2022.
Production volume was 44 thousand MT in the second quarter of 2022, a 1% increase compared to the second quarter of 2021.
Globally, steel market capacity utilization rates have been as follows:

	Q2 2022	Q1 2022	Q2 2021
Global (ex-China) capacity utilization rate(12)	68%	69%	73%
U.S. steel market capacity utilization rate(13)	81%	80%	82%

The estimated shipments of graphite electrodes under existing LTAs for 2022 through 2024 have been updated as follows to reflect our current expectations(14):

	2022	2023	2024
Estimated LTA volume (in thousands of MT)	90-100	23-30	12-15
Estimated LTA revenue (in millions)	$860-$960	$200-$255	$130-$165(15)

EXHIBIT 99.1
Capital Structure and Capital Allocation
As of June 30, 2022, GrafTech had cash and cash equivalents of $56 million and total debt of approximately $920 million. Maintaining a prudent and disciplined capital allocation strategy remains a priority for GrafTech. We continue to make progress in reducing our long-term debt, repaying $40 million in the second quarter of 2022, for a total debt repayment of $110 million in the first half of 2022. In addition, during the second quarter of 2022, we repurchased 3.6 million shares of our common stock for an aggregate of $30 million. As a result, we have repurchased 6.7 million shares of our common stock for an aggregate of $60 million in the first half of 2022.
We continue to expect full-year capital expenditures to be in the range of $70 to $80 million in 2022.
Outlook
As is the case for most manufacturing-based sectors, the operating environment for the steel industry remains volatile, with softening in certain markets, such as Western Europe, while other markets, such as the U.S., have been more resilient. The near-term outlook is becoming more challenging with higher raw material, energy and logistics costs, as well as the impact of the ongoing conflict between Ukraine and Russia. To get ahead of these near-term challenges, we continue to strengthen our commercial capabilities, prudently manage operating and capital expenditures and will continue to focus on reducing our long-term debt.
At the same time, we will continue to invest in our product and service capabilities to be optimally positioned to participate in longer-term demand growth for graphite electrodes. We remain confident that the steel industry’s accelerating efforts to decarbonize will lead to further growth in the electric arc furnace method of steelmaking, driving demand for graphite electrodes.
Petroleum needle coke is a key raw material used to produce all graphite electrodes. Given the expected acceleration in demand driven by its use in lithium-ion batteries for the growing electric vehicle market, we see our vertical integration into petroleum needle coke production via our Seadrift facility as a critical differentiator from our competitors and foundational for our ability to reliably deliver high-quality graphite electrodes.
Conference Call Information
In connection with this earnings release, you are invited to listen to our earnings call being held on August 5, 2022 at 10:00 a.m. (EDT). The webcast and accompanying slide presentation will be available on our investor relations website at: http://ir.graftech.com. The earnings call dial-in number is +1 (888) 886-7786 toll-free in North America or +1 (416) 764-8658 for overseas calls, conference ID: 91252740. Archived replays of the conference call and webcast will be made available on our investor relations website at: http://ir.graftech.com. GrafTech also makes its complete financial reports that have been filed with the Securities and Exchange Commission ("SEC") and other information available at: www.GrafTech.com. The information on our website is not part of this release or any report we file or furnish to the SEC.

EXHIBIT 99.1
About GrafTech
GrafTech International Ltd. is a leading manufacturer of high-quality graphite electrode products essential to the production of electric arc furnace steel and other ferrous and non-ferrous metals. The Company has a competitive portfolio of low-cost, ultra-high power graphite electrode manufacturing facilities, including three of the highest capacity facilities in the world. We are the only large-scale graphite electrode producer that is substantially vertically integrated into petroleum needle coke, a key raw material for graphite electrode manufacturing. This unique position provides us with competitive advantages in product quality and cost.
________________________

(1)    A non-GAAP financial measure, see below for more information and a reconciliation of EBITDA, adjusted EBITDA and adjusted net income to net income, and adjusted EPS to EPS, the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP").
(2)    Earnings per share represents diluted earnings per share. Adjusted earnings per share represents diluted adjusted earnings per share.
(3)    Adjusted EBITDA margin is calculated as adjusted EBITDA divided by net sales (Q2 2022 adjusted EBITDA of $158 million/Q2 2022 net sales of $364 million).
(4)    A non-GAAP financial measure, see below for more information and a reconciliation of adjusted free cash flow and free cash flow to cash flow from operating activities, the most directly comparable financial measure calculated and presented in accordance with GAAP.
(5)    Adjusted free cash flow conversion is calculated as adjusted free cash flow divided by adjusted EBITDA (Q2 2022 adjusted free cash flow of $48 million/Q2 2022 adjusted EBITDA of $158 million).
(6)    Sales volume reflects only graphite electrodes manufactured by us.
(7)    Production volume reflects graphite electrodes we produced during the period.
(8)    Production capacity reflects expected maximum production volume during the period depending on product mix and expected maintenance outage. Actual production may vary.
(9)    Includes graphite electrode facilities in Calais, France; Monterrey, Mexico; Pamplona, Spain; and St. Marys, Pennsylvania.
(10)    Capacity utilization reflects production volume as a percentage of production capacity.
(11)    In the first quarter of 2018, our St. Marys, Pennsylvania facility began graphitizing a limited number of electrodes sourced from our Monterrey, Mexico facility.
(12)    Source: World Steel Association, Metal Expert and GrafTech analysis, as of July 2022.
(13)    Source: American Iron and Steel Institute, as of July 2022.
(14)    As it relates to the conflict between Ukraine and Russia, we have provided force majeure notices with respect to certain impacted LTAs. Certain of our LTA counterparties have challenged the force majeure notices, but we will continue to enforce our contractual rights. In the event of a force majeure, the LTAs provide our counterparties with the right to terminate the LTA if the force majeure event continues for more than six months after the delivery of the force majeure notice, with no continuing obligations of either party. The estimates of LTA revenue as set forth in the table above reflects (i) our current view of the validity of such force majeure notices and (ii) our current expectations of termination fees from our customers who have failed to meet certain obligations under their LTAs.
(15)    Includes expected termination fees from a few customers that have failed to meet certain obligations under their LTAs.

EXHIBIT 99.1
Cautionary Note Regarding Forward-Looking Statements

This press release and related discussions may contain forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect our current views with respect to, among other things, financial projections, plans and objectives of management for future operations, and future economic performance. Examples of forward-looking statements include, among others, statements we make regarding future estimated revenues and volumes derived from our LTAs, future pricing of non-LTAs, anticipated levels of capital expenditures, and guidance relating to earnings per share and adjusted EBITDA. You can identify these forward-looking statements by the use of forward-looking words such as “will,” “may,” “plan,” “estimate,” “project,” “believe,” “anticipate,” “expect,” “foresee,” “intend,” “should,” “would,” “could,” “target,” “goal,” “continue to,” “positioned to,” “are confident,” or the negative versions of those words or other comparable words. Any forward-looking statements contained in this press release are based upon our historical performance and on our current plans, estimates and expectations considering information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates, or expectations contemplated by us will be achieved. Our expectations and targets are not predictions of actual performance and historically our performance has deviated, often significantly, from our expectations and targets. These forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to: the ultimate impact the COVID-19 pandemic has on our business, results of operations, financial condition and cash flows, including the duration and spread of any variants, the duration and scope of related government orders and restrictions, the impact on our employees, and the disruptions and inefficiencies in our supply chain; the ultimate impact the conflict between Russia and Ukraine has on our business, results of operations, financial condition and cash flows, including the duration and scope of such conflict, its impact on disruptions and inefficiencies in our supply chain and our ability to procure certain raw materials; the possibility that we may be unable to implement our business strategies, including our ability to secure and maintain longer-term customer contracts, in an effective manner; the cyclical nature of our business and the selling prices of our products, which may decline in the future, may lead to periods of reduced profitability and net losses in the future; the impact of inflation and our ability to mitigate the effect on our costs; the risks and uncertainties associated with litigation, arbitration, and like disputes, including disputes related to contractual commitments; the possibility that global graphite electrode overcapacity may adversely affect graphite electrode prices; our dependence on the global steel industry generally and the electric arc furnace steel industry in particular; the sensitivity of our business and operating results to economic conditions, including any recession, and the possibility others may not be able to fulfill their obligations to us in a timely fashion or at all; the competitiveness of the graphite electrode industry; our dependence on the supply of raw materials, including decant oil, petroleum needle coke, and energy, and disruptions in supply chains for these materials; our manufacturing operations are subject to hazards; changes in, or more stringent enforcement of, health, safety and environmental regulations applicable to our manufacturing

EXHIBIT 99.1
operations and facilities; the legal, compliance, economic, social and political risks associated with our substantial operations in multiple countries; the possibility that fluctuation of foreign currency exchange rates could materially harm our financial results; the possibility that our results of operations could deteriorate if our manufacturing operations were substantially disrupted for an extended period, including as a result of equipment failure, climate change, regulatory issues, natural disasters, public health crises, such as the COVID-19 pandemic, political crises or other catastrophic events; our dependence on third parties for certain construction, maintenance, engineering, transportation, warehousing and logistics services; the possibility that we are unable to recruit or retain key management and plant operating personnel or successfully negotiate with the representatives of our employees, including labor unions; the sensitivity of goodwill on our balance sheet to changes in the market; the possibility that we are subject to information technology systems failures, cybersecurity attacks, network disruptions and breaches of data security; our dependence on protecting our intellectual property and the possibility that third parties may claim that our products or processes infringe their intellectual property rights; the possibility that our indebtedness could limit our financial and operating activities or that our cash flows may not be sufficient to service our indebtedness; the possibility that restrictive covenants in our financing agreements could restrict or limit our operations; the fact that borrowings under certain of our existing financing agreements subject us to interest rate risk; the possibility that disruptions in the capital and credit markets could adversely affect our results of operations, cash flows and financial condition, or those of our customers and suppliers; the possibility that the market price of our common stock could be negatively affected by sales of substantial amounts of our common stock in the public markets, including by Brookfield; the possibility that we may not pay cash dividends on our common stock in the future; and the fact that our stockholders have the right to engage or invest in the same or similar businesses as us.
These factors should not be construed as exhaustive and should be read in conjunction with the Risk Factors and other cautionary statements that are included in our most recent Annual Report on Form 10-K and other filings with the SEC. The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. Except as required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.
Non‑GAAP Financial Measures
In addition to providing results that are determined in accordance with GAAP, we have provided certain financial measures that are not in accordance with GAAP. EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted EPS, free cash flow, adjusted free cash flow, and adjusted free cash flow conversion are non-GAAP financial measures.

We define EBITDA, a non‑GAAP financial measure, as net income or loss plus interest expense, minus interest income, plus income taxes and depreciation and amortization. We define adjusted EBITDA as EBITDA plus any pension and other post-employment benefit ("OPEB") plan expenses, adjustments for public offerings and related expenses, non‑cash gains or losses from foreign currency remeasurement of non‑operating assets and liabilities in

EXHIBIT 99.1
our foreign subsidiaries where the functional currency is the U.S. dollar, stock-based compensation expense, non-cash fixed asset write-offs, related party payable - Tax Receivable Agreement adjustments and Change in Control charges that were triggered as a result of the ownership of our largest stockholder falling below 30% of our total outstanding shares. Adjusted EBITDA is the primary metric used by our management and our Board of Directors to establish budgets and operational goals for managing our business and evaluating our performance. For purposes of this release, a Change in Control occurred when Brookfield and any affiliates thereof ceased to own stock of the Company that constitutes at least thirty percent (30%) or thirty-five percent (35%), as applicable, of the total fair market value or total voting power of the stock of the Company (the "Change in Control").

We monitor adjusted EBITDA as a supplement to our GAAP measures, and believe it is useful to present to investors, because we believe that it facilitates evaluation of our period‑to‑period operating performance by eliminating items that are not operational in nature, allowing comparison of our recurring core business operating results over multiple periods unaffected by differences in capital structure, capital investment cycles and fixed asset base. Adjusted EBITDA margin is also a non-GAAP financial measure used by our management and our Board of Directors as supplemental information to assess the Company’s operational performance and is calculated as adjusted EBITDA divided by net sales. In addition, we believe adjusted EBITDA, adjusted EBITDA margin and similar measures are widely used by investors, securities analysts, ratings agencies, and other parties in evaluating companies in our industry as a measure of financial performance and debt‑service capabilities. We also monitor the ratio of total debt to trailing twelve month adjusted EBITDA, because we believe it is a useful and widely used way to assess our leverage.

Our use of adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•adjusted EBITDA does not reflect our cash expenditures for capital equipment or other contractual commitments, including any capital expenditure requirements to augment or replace our capital assets;
•adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our indebtedness;
•adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;
•adjusted EBITDA does not reflect expenses relating to our pension and OPEB plans;
•adjusted EBITDA does not reflect public offerings and related expenses;
•adjusted EBITDA does not reflect the non‑cash gains or losses from foreign currency remeasurement of non‑operating assets and liabilities in our foreign subsidiaries where the functional currency is the U.S. dollar;
•adjusted EBITDA does not reflect stock-based compensation expense;
•adjusted EBITDA does not reflect the non‑cash write‑off of fixed assets;

EXHIBIT 99.1
•adjusted EBITDA does not reflect related party payable - Tax Receivable Agreement adjustments;
•adjusted EBITDA does not reflect Change in Control charges; and
•other companies, including companies in our industry, may calculate EBITDA, adjusted EBITDA and adjusted EBITDA margin differently, which reduces its usefulness as a comparative measure.

We define adjusted net income, a non‑GAAP financial measure, as net income or loss, excluding the items used to calculate adjusted EBITDA, less the tax effect of those adjustments. We define adjusted EPS, a non‑GAAP financial measure, as adjusted net income divided by the weighted average diluted common shares outstanding during the period. We believe adjusted net income and adjusted EPS are useful to present to investors because we believe that they assist investors’ understanding of the underlying operational profitability of the Company.

Free cash flow and adjusted free cash flow, non-GAAP financial measures, are metrics used by our management and our Board of Directors to analyze cash flows generated from operations. We define free cash flow as net cash provided by operating activities less capital expenditures. We define adjusted free cash flow as free cash flow adjusted by payments of the Change in Control charges that were triggered as a result of the ownership of our largest stockholder falling below 30% of our total outstanding shares. We believe these free cash flow metrics are useful to present to investors because we believe that they facilitate comparison of the Company’s performance with its competitors. Adjusted free cash flow conversion is also a non-GAAP financial measure used by our management and our Board of Directors as supplemental information to evaluate the Company’s ability to convert earnings from our operational performance to cash. We calculate adjusted free cash flow conversion as adjusted free cash flow divided by adjusted EBITDA.

In evaluating EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted EPS, free cash flow, adjusted free cash flow and adjusted free cash flow conversion, you should be aware that in the future, we will incur expenses similar to the adjustments in the reconciliations presented below, other than the Change in Control charges. Our presentations of EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted EPS, free cash flow, adjusted free cash flow and adjusted free cash flow conversion should not be construed as suggesting that our future results will be unaffected by these expenses or any unusual or non‑recurring items. When evaluating our performance, you should consider EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted EPS, free cash flow, adjusted free cash flow and adjusted free cash flow conversion alongside other measures of financial performance and liquidity, including our net income, EPS and cash flow from operating activities, respectively, and other GAAP measures.

EXHIBIT 99.1
GRAFTECH INTERNATIONAL LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)
(Unaudited)

	As of June 30, 2022	As of December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$55,835	$57,514
Accounts and notes receivable, net of allowance for doubtful accounts of $7,639 as of June 30, 2022 and $6,835 as of December 31, 2021	206,570	207,547
Inventories	396,749	289,432
Prepaid expenses and other current assets	89,657	73,364
Total current assets	748,811	627,857
Property, plant and equipment	815,868	815,298
Less: accumulated depreciation	327,060	313,825
Net property, plant and equipment	488,808	501,473
Deferred income taxes	21,918	26,187
Goodwill	171,117	171,117
Other assets	85,610	85,684
Total assets	$1,516,264	$1,412,318
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$149,662	$117,112
Long-term debt, current maturities	119	127
Accrued income and other taxes	44,418	57,097
Other accrued liabilities	75,270	56,405
Related party payable - Tax Receivable Agreement	4,481	3,828
Total current liabilities	273,950	234,569

Long-term debt	920,342	1,029,561
Other long-term obligations	71,145	68,657
Deferred income taxes	44,629	40,674
Related party payable - Tax Receivable Agreement long-term	10,973	15,455
Stockholders’ equity:
Preferred stock, par value $0.01, 300,000,000 shares authorized, none issued	—	—
Common stock, par value $0.01, 3,000,000,000 shares authorized, 256,597,342 and 263,255,708 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	2,566	2,633
Additional paid-in capital	743,891	761,412
Accumulated other comprehensive loss	(10,638)	(7,444)
Accumulated deficit	(540,594)	(733,199)
Total stockholders’ equity	195,225	23,402

Total liabilities and stockholders’ equity	$1,516,264	$1,412,318

EXHIBIT 99.1
GRAFTECH INTERNATIONAL LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021

Net sales	$363,646	$330,750	$729,891	$635,147
Cost of sales	201,496	201,867	392,710	348,263
Gross profit	162,150	128,883	337,181	286,884
Research and development	723	1,018	1,603	1,987
Selling and administrative expenses	18,030	75,783	39,284	95,936
Operating income	143,397	52,082	296,294	188,961

Other (income) expense, net	(563)	357	(760)	50
Interest expense	9,399	15,994	18,611	38,161
Interest income	(1,858)	(199)	(1,956)	(236)
Income before provision for income taxes	136,419	35,930	280,399	150,986
Provision for income taxes	21,422	7,765	41,219	24,022
Net income	$114,997	$28,165	$239,180	$126,964

Basic income per common share:
Net income per share	$0.44	$0.11	$0.92	$0.47
Weighted average common shares outstanding	258,845,588	267,560,712	260,719,446	267,440,501
Diluted income per common share:
Net income per share	$0.44	$0.11	$0.92	$0.47
Weighted average common shares outstanding	258,845,588	267,807,944	260,734,273	267,765,378

EXHIBIT 99.1
GRAFTECH INTERNATIONAL LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Cash flow from operating activities:
Net income	$114,997	$28,165	$239,180	$126,964
Adjustments to reconcile net income to cash provided by operations:
Depreciation and amortization	14,012	16,292	28,446	32,831
Deferred income tax provision	5,162	(1,355)	6,557	(4,195)
Non-cash stock-based compensation expense	573	15,266	1,038	16,031
Non-cash interest expense	(1,528)	1,890	(3,674)	7,199
Other adjustments	3,008	1,770	3,411	3,354
Net change in working capital*	(74,579)	25,247	(61,989)	50,434
Change in related party Tax Receivable Agreement	—	—	(3,828)	(21,752)
Change in long-term assets and liabilities	(1,522)	(945)	(2,702)	(2,111)
Net cash provided by operating activities	60,123	86,330	206,439	208,755
Cash flow from investing activities:
Capital expenditures	(12,493)	(11,878)	(29,348)	(26,052)
Proceeds from the sale of fixed assets	66	68	139	219
Net cash used in investing activities	(12,427)	(11,810)	(29,209)	(25,833)
Cash flow from financing activities:
Debt issuance and modification costs	(2,232)	(113)	(2,232)	(3,084)
Principal payments on long-term debt	(40,000)	(50,000)	(110,000)	(200,000)
Repurchase of common stock - non-related party	(30,000)	—	(60,000)	—
Payments for taxes related to net share settlement of equity awards	—	(3,801)	(230)	(4,074)
Proceeds from exercise of stock options	—	—	225	—
Dividends paid to non-related party	(1,932)	(2,024)	(3,917)	(3,418)
Dividends paid to related party	(639)	(650)	(1,279)	(1,927)
Interest rate swap settlements	(546)	(1,262)	(1,433)	(2,109)
Net cash used in financing activities	(75,349)	(57,850)	(178,866)	(214,612)
Net change in cash and cash equivalents	(27,653)	16,670	(1,636)	(31,690)
Effect of exchange rate changes on cash and cash equivalents	(1,565)	1,015	(43)	379
Cash and cash equivalents at beginning of period	85,053	96,446	57,514	145,442
Cash and cash equivalents at end of period	$55,835	$114,131	$55,835	$114,131

* Net change in working capital due to changes in the following components:
Accounts and notes receivable, net	$102	$25,948	$(1,119)	$9,305
Inventories	(80,502)	(3,825)	(104,717)	7,823
Prepaid expenses and other current assets	(8,730)	(10,561)	(14,028)	(12,071)
Income taxes payable	2,983	607	(16,436)	(17,761)
Accounts payable and accruals	17,428	18,415	74,386	62,748
Interest payable	(5,860)	(5,337)	(75)	390
Net change in working capital	$(74,579)	$25,247	$(61,989)	$50,434

EXHIBIT 99.1
NON-GAAP RECONCILIATION
(Dollars in thousands, except per share data)
The following table reconciles our non-GAAP key financial measures to the most directly comparable GAAP measures:

Reconciliation of Net Income to Adjusted Net Income
				For the Six Months Ended June 30,
	Q2 2022	Q1 2022	Q2 2021	2022	2021

Net income	$114,997	$124,183	$28,165	$239,180	$126,964

Diluted income per common share:
Net income per share	$0.44	$0.47	$0.11	$0.92	$0.47
Weighted average shares outstanding	258,845,588	262,657,799	267,807,944	260,734,273	267,765,378

Adjustments, pre-tax:
Pension and OPEB plan expenses(1)	553	551	430	1,104	861
Public offerings and related expenses(2)	100	—	241	100	663
Non-cash (gains) losses on foreign currency remeasurement(3)	(1,002)	1,236	2,255	234	1,907
Stock-based compensation expense(4)	573	465	550	1,038	1,318
Non-cash fixed asset write-off (5)	—	—	313	—	313
Related party payable - Tax Receivable Agreement adjustment(6)	—	(180)	—	(180)	47
Change in Control LTIP award(7)	—	—	73,384	—	73,384
Change in Control stock-based compensation acceleration(7)	—	—	14,713	—	14,713
Total non-GAAP adjustments pre-tax	224	2,072	91,886	2,296	93,206
Income tax impact on non-GAAP adjustments(8)	119	335	5,564	454	5,803
Adjusted net income	$115,102	$125,920	$114,487	$241,022	$214,367
(1)Net periodic benefit cost for our pension and OPEB plans.
(2)Legal, accounting, printing and registration fees associated with the public offerings and related expenses.
(3)Non-cash (gains) losses from foreign currency remeasurement of non-operating assets and liabilities of our non-U.S. subsidiaries where the functional currency is the U.S. dollar.
(4)Non-cash expense for stock-based compensation grants.
(5)Non-cash write-off of fixed assets.
(6)Non-cash expense adjustment for future payment to our sole pre-IPO stockholder for tax assets that are expected to be utilized.
(7)In the second quarter of 2021, we incurred Change in Control charges as a result of the ownership of our largest stockholder, Brookfield, moving below 30% of our shares outstanding.
(8)The tax impact on the non-GAAP adjustments is affected by their tax deductibility and the applicable jurisdictional tax rates.

EXHIBIT 99.1
NON-GAAP RECONCILIATION

The following table reconciles our non-GAAP key financial measures to the most directly comparable GAAP measures:

Reconciliation of EPS to Adjusted EPS
				For the Six Months Ended June 30,
	Q2 2022	Q1 2022	Q2 2021	2022	2021

EPS	$0.44	$0.47	$0.11	$0.92	$0.47
Adjustments per share:
Pension and OPEB plan expenses(1)	—	—	—	—	—
Public offerings and related expenses(2)	—	—	—	—	—
Non-cash (gains) losses on foreign currency remeasurement(3)	—	0.01	0.01	—	0.01
Stock-based compensation expense(4)	—	—	—	—	0.01
Non-cash fixed asset write-off (5)	—	—	—	—	—
Related party payable - Tax Receivable Agreement adjustment(6)	—	—	—	—	—
Change in Control LTIP award(7)	—	—	0.27	—	0.27
Change in Control stock-based compensation acceleration(7)	—	—	0.06	—	0.06
Total non-GAAP adjustments pre-tax per share	—	0.01	0.34	—	0.35
Income tax impact on non-GAAP adjustments per share(8)	—	—	0.02	—	0.02
Adjusted EPS	$0.44	$0.48	$0.43	$0.92	$0.80
(1)Net periodic benefit cost for our pension and OPEB plans.
(2)Legal, accounting, printing and registration fees associated with the public offerings and related expenses.
(3)Non-cash (gains) losses from foreign currency remeasurement of non-operating assets and liabilities of our non-U.S. subsidiaries where the functional currency is the U.S. dollar.
(4)Non-cash expense for stock-based compensation grants.
(5)Non-cash write-off of fixed assets.
(6)Non-cash expense adjustment for future payment to our sole pre-IPO stockholder for tax assets that are expected to be utilized.
(7)In the second quarter of 2021, we incurred Change in Control charges as a result of the ownership of our largest stockholder, Brookfield, moving below 30% of our shares outstanding.
(8)The tax impact on the non-GAAP adjustments is affected by their tax deductibility and the applicable jurisdictional tax rates.

EXHIBIT 99.1
NON-GAAP RECONCILIATION
(Dollars in thousands)
The following table reconciles our non-GAAP key financial measures to the most directly comparable GAAP measures:

Reconciliation of Net Income to Adjusted EBITDA
				For the Six Months Ended June 30,
	Q2 2022	Q1 2022	Q2 2021	2022	2021

Net income	$114,997	$124,183	$28,165	$239,180	$126,964
Add:
Depreciation and amortization	14,012	14,434	16,292	28,446	32,831
Interest expense	9,399	9,212	15,994	18,611	38,161
Interest income	(1,858)	(98)	(199)	(1,956)	(236)
Income taxes	21,422	19,797	7,765	41,219	24,022
EBITDA	157,972	167,528	68,017	325,500	221,742
Adjustments:
Pension and OPEB plan expenses(1)	553	551	430	1,104	861
Public offerings and related expenses(2)	100	—	241	100	663
Non-cash (gains) losses on foreign currency remeasurement(3)	(1,002)	1,236	2,255	234	1,907
Stock-based compensation expense(4)	573	465	550	1,038	1,318
Non-cash fixed asset write-off (5)	—	—	313	—	313
Related party payable - Tax Receivable Agreement adjustment(6)	—	(180)	—	(180)	47
Change in Control LTIP award(7)	—	—	73,384	—	73,384
Change in Control stock-based compensation acceleration(7)	—	—	14,713	—	14,713
Adjusted EBITDA	$158,196	$169,600	$159,903	$327,796	$314,948

(1)Net periodic benefit cost for our pension and OPEB plans.
(2)Legal, accounting, printing and registration fees associated with the public offerings and related expenses.
(3)Non-cash (gains) losses from foreign currency remeasurement of non-operating assets and liabilities of our non-U.S. subsidiaries where the functional currency is the U.S. dollar.
(4)Non-cash expense for stock-based compensation grants.
(5)Non-cash write-off of fixed assets.
(6)Non-cash expense adjustment for future payment to our sole pre-IPO stockholder for tax assets that are expected to be utilized.
(7)In the second quarter of 2021, we incurred Change in Control charges as a result of the ownership of our largest stockholder, Brookfield, moving below 30% of our shares outstanding.

EXHIBIT 99.1
NON-GAAP RECONCILIATION
(Dollars in thousands)
The following table reconciles our non-GAAP key financial measures to the most directly comparable GAAP measures:

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow and Adjusted Free Cash Flow
				For the Six Months Ended June 30,
	Q2 2022	Q1 2022	Q2 2021	2022	2021

Net cash provided by operating activities	$60,123	$146,316	$86,330	$206,439	$208,755
Capital expenditures	(12,493)	(16,855)	(11,878)	(29,348)	(26,052)
Free cash flow	47,630	129,461	74,452	177,091	182,703

Change in Control payment(1)	—	443	61,455	443	61,455
Adjusted free cash flow	$47,630	$129,904	$135,907	$177,534	$244,158

(1)In the second quarter of 2021, we incurred pre-tax Change in Control charges of $88 million as a result of the ownership of our largest stockholder, Brookfield, moving below 30% of our total shares outstanding. Of the $88 million in pre-tax Change in Control charges, $73 million were cash and $15 million were non-cash. An aggregate of $72 million of the cash charges have been paid through the second quarter of 2022 and an additional $1 million will be paid in subsequent quarters, as a result of the timing of related payroll tax payments.

Contact:
Michael Dillon
216-676-2000
investor.relations@graftech.com